UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 22, 2008

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 892-9090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2008, g8wave, Inc., a Delaware corporation and wholly-owned subsidiary of the registrant (the “Borrower”), entered into a Revolving Credit and Security Agreement (the “Loan Agreement”) with PMCG Management Company, LLC (the “Lender”). Bradley Mindich, an officer, director, and stockholder of the registrant, has a significant ownership interest in, and is a director of, the Lender.

Pursuant to the terms of the Loan Agreement, at the Borrower’s request and in the Lender’s sole discretion, the Lender will make loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $250,000, which amount is subject to increase at the Lender’s discretion. Each loan will bear interest at the Prime Rate (as reported from time to time in the Wall Street Journal) plus 2 percent per annum and will be calculated based on a 360 day year and actual days elapsed. Accrued interest is payable in arrears on the first business day of each month. Any amounts not paid when due bear interest at a default rate equal to the Prime Rate plus 5 percent. The loans and all other indebtedness owing to the Lender are secured by a lien on all or substantially all of the Borrower’s assets.

The loans, including all interest, fees, expenses and other amounts payable under the Loan Agreement, as well as any other indebtedness owing to the Lender, are payable within 10 days after a demand for payment is made by the Lender (the “Demand Period”). However, if the registrant and Mr. Mindich enter into a definitive agreement for the sale by the registrant to Mr. Mindich of all of the outstanding equity securities of the Borrower, the Demand Period will be extended to 20 days. The Borrower may prepay the loans at any time.

The Loan Agreement also contains customary representations and warranties and affirmative and negative covenants.

The foregoing description of the Loan Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 5.02

On April 24, 2008, William Duke, the registrant’s Chief Financial Officer, tendered his resignation from that position and as an employee of the registrant. Mr. Duke’s resignation will be effective on a date to be determined, but is expected to occur in the next several weeks.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Revolving Credit and Security Agreement, dated April 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2008

g8wave Holdings, Inc.

	By:	/s/ Habib Khoury
Habib Khoury
Chief Executive Officer